Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial statements have been prepared in connection with the acquisition of Anatolia Energy Ltd (“Anatolia”) by Uranium Resources Inc. (“URI”) (the “Transaction”). The following unaudited pro forma condensed consolidated financial statements are derived from the historical consolidated financial statements of URI and Anatolia, and have been adjusted to reflect the Transaction.  The unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 gives effect to the Transaction as if it had occurred on June 30, 2015.  The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014 both give effect to the Transaction as if it had occurred on January 1, 2014. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not necessarily reflect the results of operations or the financial position of URI that actually would have resulted had the Transaction occurred at the dates indicated, or project the results of operations or financial position of URI for any future date or period.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of URI and Anatolia including the notes thereto, which are incorporated by reference or included as an exhibit to this Current Report on Form 8-K.

Anatolia’s historical consolidated financial statements were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), which differ in certain respects from the accounting principles generally accepted in the United States of America (“U.S. GAAP”). Adjustments were made to Anatolia’s financial statements to convert those from IFRS to U.S. GAAP as well as reclassifications to conform Anatolia’s historical accounting presentation to URI’s accounting presentation. Adjustments were also made to translate Anatolia’s financial statements from Australian dollars to U.S. dollars based on applicable historical exchange rates, which may differ from future exchange rates. These adjustments reflect URI’s best estimates based upon the information available to date and are preliminary and subject to change once more detailed information is obtained.

The Transaction will be accounted for as a business combination using the acquisition method of accounting in conformity with U.S. GAAP. Under this method, the assets acquired and liabilities assumed have been recorded based on preliminary estimates of fair value. The actual fair values will be determined upon the consummation of the transaction and may vary from these preliminary estimates.

The pro forma adjustments are based upon the best available information and certain assumptions that URI believes to be reasonable. Further, these adjustments could materially change as both the determination of the purchase price and the allocation of the purchase price for Anatolia has not been finalized. Accordingly, there can be no assurance that the final allocation of the purchase price will not differ from the preliminary allocation reflected in the unaudited pro forma condensed consolidated financial statements.

URANIUM RESOURCES, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheets as at June 30, 2015

(Expressed in thousands of dollars)

	Uranium Resources Inc.	Anatolia Energy Ltd. (under IFRS)	Note	U.S. GAAP adjustments	Anatolia Energy Ltd. (under U.S. GAAP)	Note	Pro Forma Adjustments	Pro Forma Consolidated Uranium Resources, Inc.
ASSETS		5(a)

Current Assets:
Cash and cash equivalents	$4,485	$1,587		—	$1,587	5(g)	$2,500	$8,572
Short-term notes receivable	780	—		—	—	5(f)	(780)	—
Prepaid and other current assets	766	69		—	69	5(g)	293	1,128
Total Current Assets	6,031	1,656		—	1,656		2,013	9,700

Property, plant and equipment, at cost:
Property, plant and equipment	98,415	17,614	4(a)	(11,996)	5,618	5(b)	13,128	119,284
						5(g)	2,123
Less accumulated depreciation and impairment	(65,841)	(134)		—	(134)		—	(65,975)
Net property, plant and equipment	32,574	17,480		(11,996)	5,484		15,251	53,309

Restricted cash	3,941	—		—	—		—	3,941
Other long-term receivables	—	603		—	603		—	603
Total Assets	$42,546	$19,739		$(11,996)	$7,743		$17,264	$67,553

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$799	$490		—	$490		$—	$1,289
Accrued liabilities	1,863	746	4(b)	23	769	5(b)	1,286	5,364
						5(c)	2,215
						5(f)	(769)
Current portion of asset retirement obligations	144	—		—	—		—	144
Total Current Liabilities	2,806	1,236		23	1,259		2,732	6,797

Asset retirement obligations, net of current portion	4,189	—		—	—		—	4,189
Convertible loan net of discount - related party	5,244	—		—	—		—	5,244
Other long-term liabilities and deferred credits	950	—		—	—		—	950
Total Liabilities	13,189	1,236		23	1,259		2,732	17,180

Commitments and Contingencies

Stockholders’ Equity:
Common stock	30	—		—	—	5(d)	21	51
Paid-in capital	240,052	50,128	4(b)	(23)	50,105	5(d)	18,328	258,380
						5(e)	(50,105)
Accumulated other comprehensive income	—	945	4(c)	(945)	—		—	—
Accumulated deficit	(210,467)	(32,615)	4(a),4(c)	(11,051)	(43,666)	5(e)	43,666	(207,800)
						5(c)	(2,249)
						5(g)	4,916
Less: Treasury stock, at cost	(258)	—		—	—		—	(258)
Non-controlling interest	—	45		—	45	5(e)	(45)	—
Total Stockholders’ Equity	29,357	18,503		(12,019)	6,484		14,532	50,373

Total Liabilities and Stockholders’ Equity	$42,546	$19,739		$(11,996)	$7,743		$17,264	$67,553

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

URANIUM RESOURCES, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations as for the six months ending June 30, 2015

(Expressed in thousands of dollars, except share and per share amount)

	Uranium Resources Inc.	Anatolia Energy Ltd. (under IFRS)	Note	U.S. GAAP adjustments	Anatolia Energy Ltd. (under U.S. GAAP)	Note	Pro Forma Adjustments	Pro Forma Consolidated Uranium Resources, Inc.
		5(h)
Operating Expenses:
Mineral property expenses	$(2,101)	$—	4(d)	$(1,742)	$(1,742)		$—	$(3,843)
General and administrative	(4,501)	(457)		—	(457)	5(i)	1,037	(3,921)
Accretion of asset retirement obligations	(225)	—		—	—		—	(225)
Depreciation and amortization	(169)	(25)		—	(25)		—	(194)
Impairment of mineral property	—	(20)	4(e)	9	(11)		—	(11)
Total operating expenses	$(6,996)	$(502)		$(1,733)	$(2,235)		$1,037	$(8,194)

Non-Operating Income/(Expenses):
Interest income/(expense)	$(1,330)	$34		$—	$34		$—	$(1,296)
Foreign currency exchange gain/(loss)	—	—	4(f)	169	169		—	169
Other income/(expense), net	13	(345)		—	(345)		—	(332)
Total other expense	$(1,317)	$(311)		$169	$(142)		$—	$(1,459)

Net Loss	$(8,313)	$(813)		$(1,564)	$(2,377)		$1,037	$(9,653)

Other Comprehensive Income
Exchange differences on translating foreign operations	—	169	4(f)	(169)	—		—	—
Comprehensive Loss for the Period	$—	$(644)		$644	$—		$—	$—

Basic and diluted loss per share	$(0.15)							$(0.19)
Weighted average shares outstanding	28,183,619					6		49,786,743

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

URANIUM RESOURCES, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations as for the year ending December 31, 2014

(Expressed in thousands of dollars, except share and per share amount)

	Uranium Resources Inc.	Anatolia Energy Ltd. (under IFRS)	Note	U.S. GAAP adjustments	Anatolia Energy Ltd. (under U.S. GAAP)	Note	Pro Forma Adjustments	Pro Forma Consolidated Uranium Resources, Inc.
		5(h)
Operating Expenses:
Mineral property expenses	$(3,502)	$—	4(d)	$(3,516)	$(3,516)		$—	$(7,018)
General and administrative	(9,132)	(1,747)		—	(1,747)		—	(10,879)
Accretion of asset retirement obligations	(425)	—		—	—		—	(425)
Depreciation and amortization	(331)	(26)		—	(26)		—	(357)
Impairment of mineral property	(160)	(257)	4(e)	257	—		—	(160)
Total operating expenses	$(13,550)	$(2,030)		$(3,259)	$(5,289)		$—	$(18,839)

Non-Operating Income/(Expenses):
Gain on derivatives	$2,919	$—		$—	$—		$—	$2,919
Interest income/(expense)	(2,368)	64		—	64		—	(2,304)
Foreign currency exchange gain/(loss)	—	(134)	4(f)	450	316		—	316
Gain on nonmonetary exchange of assets	2,313	—		—	—		—	2,313
Other income/(expense), net	2	(9)		—	(9)		—	(7)
Total other expense	$2,866	$(79)		$450	$372		$—	$3,238

Net Loss	$(10,684)	$(2,109)		$(2,808)	$(4,917)		$—	$(15,601)

Other Comprehensive Income
Exchange differences on translating foreign operations	—	450	4(f)	(450)	—		—	—
Comprehensive Loss for the Period	$—	$(1,659)		$1,402	$—		$—	$—

Basic and diluted loss per share	$(0.44)					6		$(0.34)
Weighted average shares outstanding	24,282,519							45,885,643

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

1.  Basis of Presentation

The unaudited pro forma condensed consolidated financial statements have been prepared in connection with the acquisition of Anatolia by URI. The unaudited pro forma condensed consolidated financial statements have been prepared for illustrative purposes only and give effect to the Transaction pursuant to the assumptions described in Notes 3, 4 and 5 to these unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet as at June 30, 2015 gives effect to the proposed Transaction by URI as if it had occurred on June 30, 2015. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2014 and for the six months ended June 30, 2015 gives effect to the Transaction as if had occurred on January 1, 2014. Additionally, URI’s unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 gives effect to URI’s divestiture of its Roca Honda Assets which closed on July 30, 2015 subsequent to June 30, 2015.  Anatolia’s financial statements are prepared under IFRS and have been conformed to U.S. GAAP for inclusion in these unaudited pro forma condensed consolidated financial statements. These adjustments are discussed in Note 4.

The historical financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to events that are (1) directly attributable to the pro forma events, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed consolidated statement of operations, expected to have a continuing impact on the combined company. The unaudited pro forma condensed consolidated statements of operations do not reflect any nonrecurring charges directly related to the pro forma events incurred upon the closing of the Transaction.  The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the operating results or financial condition that would have been achieved if the proposed Transaction had been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position of the consolidated entities for any future period or as of any future date.

The unaudited pro forma condensed consolidated financial statements do not reflect any cost savings, operating synergies or efficiencies that the combined company may achieve as a result of the Transaction or for liabilities resulting from integration planning, except for certain severance costs related to management and directors of Anatolia. However, liabilities ultimately may be recorded for severance, relocation or retention costs in subsequent periods related to employees of both companies or other costs associated with exiting or transferring activities between the companies. The ultimate recognition of such costs and liabilities would affect amounts in the unaudited pro forma condensed consolidated financial statements, and such costs and liabilities could be material.

The pro forma adjustments and allocations of the purchase price of Anatolia are based on preliminary estimates of the fair value of the consideration paid and the fair value of the assets acquired and liabilities to be assumed. Because the unaudited pro forma condensed consolidated financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. URI expects to finalize its allocation of the purchase consideration as soon after completion of the Transaction as practicable.

The unaudited pro forma condensed consolidated balance sheets and the unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the historical financial statements of URI and Anatolia, including the notes thereto. Certain of Anatolia’s assets, liabilities, income and expenses have been reclassified to conform to URI’s consolidated financial statement presentation.

2.  Significant Accounting Policies

The accounting policies used in preparing the unaudited pro forma condensed consolidated financial statements are set out in URI’s Annual Report on Form 10-K for the year ended December 31, 2014. The Company has adjusted Anatolia’s financial statements to conform to U.S. GAAP and URI’s accounting policies and these adjustments are discussed in Note 4. Additional accounting differences may be identified after consummation of the proposed Transaction.

3.  Description of the Transactions

Acquisition of Anatolia Energy Ltd.

On June 3, 2015, URI entered into the Transaction Agreement with Anatolia pursuant to which URI agreed to acquire all of the issued and outstanding shares of common stock of Anatolia.  Under the terms of the Transaction Agreement, shareholders of Anatolia will receive 0.06579 common shares of URI for each ordinary share of Anatolia held. Each outstanding Anatolia performance share, listed option or unlisted option will automatically be converted into a performance share, listed option or unlisted option (as applicable) to acquire common shares of URI, on the same terms and conditions as were applicable to the performance share or option (as applicable) prior to the Transaction, except that the number of shares subject to the performance share or options and the exercise price of the performance share or options will be adjusted based on the fair value of the performance shares and options prior to the completion of the Transaction, as to preserve the economic value of such performance shares or options. Based on the outstanding shares of URI and Anatolia as at June 30, 2015, URI’s shareholders will own approximately 59% of the shares of URI upon completion of the transaction and Anatolia shareholders will own approximately 41% of the common shares of URI.

The obligations of URI and Anatolia to consummate the Transaction are subject to satisfactory completion of various conditions.

The cost of the Transaction will include the fair value of the issuance of 20,516,696 URI common shares of $16.2 million (based on the November 2, 2015 closing price of $0.79 for URI’s shares), and the issuance of 769,258 replacement performance shares and 6,973,314 replacement listed and unlisted options with a fair value of $2.1 million. In addition, URI estimates transaction costs of $3.1 million of which $0.9 million were incurred though June 30, 2015 and Anatolia transaction costs of $1.4 million, of which $0.1 million were incurred though June 30, 2015. These costs are not reflected in the unaudited pro forma condensed consolidated statement of operations as they are nonrecurring.

The Transaction will be accounted for as a business combination under U.S. GAAP. For the purposes of the unaudited pro forma condensed consolidated balance sheet, the value of the share consideration has been based on the closing price of URI’s shares on November 2, 2015 (the effective date of presentation of the Transaction for purposes of the unaudited pro forma condensed consolidated balance sheet). URI will value the share consideration component based on the closing price of URI’s shares on the date the Transaction closes, which may result in an increase or decrease in the consideration for accounting purposes. For every $0.01 change in share price of the URI, the purchase price will change by $0.2 million.

The allocation of the purchase price is based upon management of URI’s preliminary estimates and certain assumptions with respect to the fair value associated with the assets and the liabilities to be acquired. The actual fair values of the assets and liabilities may differ materially from the amounts disclosed below in the assumed pro forma purchase price allocation as further analysis is completed. Consequently, the actual allocation of the purchase price is likely to result in different adjustments than those in the unaudited pro forma condensed consolidated financial statements.

The preliminary allocation of fair value assumed in these unaudited pro forma condensed consolidated financial statements is as of June 30, 2015, subject to change and is summarized as follows:

Fair value of consideration:
Issuance of 20,516,696 shares of common stock of URI (1)	$16,208
Issuance of 6,973,314 listed and unlisted options (2)	2,141
Total consideration	$18,349

Fair value of assets acquired and liabilities assumed:
Cash and cash equivalents	$1,587
Prepaid and other current assets	69
Property, plant and equipment	18,612
Long-term receivables	603
Accounts payable	(490)
Accrued liabilities and other	(2,032)
Amount attributable to assets acquired	$18,349

(1)         20,516,696 shares of URI common stock at $0.79 per share (closing price as of November 2, 2015)

(2)          The following weighted-average assumptions were used for the Black-Scholes option pricing model to calculate the $2.1 million fair value of the 6,973,314 listed and unlisted options to be issued in connection with the transaction:

Expected volatility	90%
Risk-free interest rate	0.29 - 1.75%
Expected life	1.24 - 4.54 years
Dividend yield	N/A

Purchase and Exchange Agreement with Energy Fuels

On June 26, 2015, URI and certain of its subsidiaries entered into a Purchase and Exchange Agreement (the “Purchase and Exchange Agreement”) with Energy Fuels Inc. and a subsidiary of Energy Fuels Inc. (collectively, “Energy Fuels”), pursuant to which subsidiaries of URI will transfer ownership of URI’s Roca Honda Project, including mineral fee lands and unpatented lode mining claims in Sections 8 and 17 of Township 13 North, Range 8 West, covering approximately 1,240 acres, and 3,382 acres of leased claims, to Energy Fuels. In exchange, Energy Fuels will deliver to URI or its subsidiaries (i) $2.5 million in cash, (ii) $375,000 value in Energy Fuels Inc.’s shares, based on the volume weighted average price of Energy Fuels’ stock on the NYSE MKT stock exchange for the 20 trading days ending on May 26, 2015 and subject to a four-month hold period from the date of closing, (iii) Energy Fuels’ 4% gross royalty covering 5,640 acres on seven mineral leases in the State of Wyoming at the Kendrick and Barber areas of the Lance uranium in-situ recovery project, which is currently under construction by Peninsula Energy Limited, and (iv) unpatented lode mining claims covering 640 acres in Section 4 of Township 16 North, Range 18 West, located near Churchrock, New Mexico, which are contiguous. with URI’s Churchrock Project, as well as claims in Section 34 and leases from the State of New Mexico in Sections 32 and 36, all situated in Township 17 North, Range 16 West.

A subsidiary of URI will also retain a 4% royalty on Section 17 of the Roca Honda project. The royalty can be repurchased by Energy Fuels upon payment to the URI subsidiary of $5.0 million cash at any time at Energy Fuel’s sole discretion prior to the date on which the first royalty payment becomes due.

The divestiture of the Roca Honda Assets will be accounted for as a fixed asset disposal and the non-cash consideration received from Energy Fuels Inc. will be recorded at fair value.  The fair value assumed in these unaudited pro forma condensed consolidated financial statements is as of the date of closing, July 31, 2015, and is as follows:

(in thousands)	Fair Value
Cash	$2,500
Energy Fuels Inc. common stock	293
Churchrock properties	2,123
Lance Royalty	—
$4,916

The fair value of the common stock received was determined using the value of the shares received based on the closing share price of Energy Fuels Inc. common stock on the date of which the common stock was received.  The fair value of the unpatented lode mining claims and mineral leases was determined based upon the per pound value of similar transactions involving unproved uranium assets within the last four years.  URI determined that the Lance Royalty had de minimis value and therefore recorded a fair value of nil.

4.  International Financial Reporting Standards

Differences between U.S. GAAP and IFRS

URI’s management reviewed the historic accounting records and financial statements of Anatolia for the periods presented and identified the material differences between IFRS and U.S. GAAP. URI’s accounting policies are set out in URI’s Annual Report on Form 10-K for the year ended December 31, 2014

To conform to U.S. GAAP the following adjustments were made:

(a)         Adjustment to property, plant and equipment to expense capital costs from inception to June 30, 2015 related to exploration and evaluation of mineral properties including property holding costs not attributable to the purchase of mineral assets that were previously capitalized under IFRS of $12.0 million, in accordance with U.S. GAAP.

(b)         Adjustment to accrued liabilities and paid-in capital of $23,000 to reclassify the value of the conversion feature of the convertible loan outstanding between URI and Anatolia from paid-in capital to accrued liabilities.  Under IFRS, convertible debt instruments are required to be separated into debt and equity components.  Under U.S. GAAP, bifurcation only occurs if the convertible debt instrument contains a beneficial conversion feature or a below market interest rate.  As at the date of the execution of the loan agreement and upon advancement of funds the market price of Anatolia’s common stock was equal to the conversion rate under the loan agreement and therefore no beneficial conversion feature existed.

(c)          Adjustment to accumulated other comprehensive income to expense the cumulative foreign translation reserve from inception to June 30, 2015 related to the translation of Anatolia’s foreign entity’s financial statements into Anatolia’s reporting currency of $0.9 million, in accordance with U.S. GAAP.  Under U.S. GAAP, the functional currency of Anatolia’s Turkish entity was determined to be the Australian dollar.

(d)         Adjustment to mineral property expense of $1.7 million and $3.5 million for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively, to expense exploration and evaluation costs which were previously capitalized under IFRS.

(e)          Adjustment to mineral property impairment expense of $9,000 and $257,000 for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively, to reverse the impairment charge taken under IFRS as these amounts would have been expensed as incurred in accordance with U.S. GAAP.

(f)           Adjustment to foreign exchange gain and other comprehensive income of $0.2 million and $0.5 million for the six months ended June 30, 2015 and the year ended December 31, 2014, respectively, to reclassify as current expense the foreign translation adjustments which were previously included as other comprehensive income under IFRS. Under U.S. GAAP, the functional currency of Anatolia’s Turkish entity was determined to be the Australian dollar.

5.  Pro Forma Assumptions and Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following adjustments to give effect to the Transaction as described in Note 3:

(a)         Represents Anatolia’s audited historical balance sheet as of June 30, 2015 under IFRS.  The information for Anatolia and the pro forma adjustments were originally denominated in Australian dollars and have been converted to U.S. dollars based on the period end rate of U.S.$1.00 — A$0.7687.

(b)         To recognize the preliminary estimated fair value of Anatolia’s assets acquired and liabilities assumed in the Transaction.  The adjustment includes the assumption that the allocation of the estimated difference between consideration and the net fair value of assets acquired and liabilities assumed will be recorded to the mineral licenses with no amount allocated to goodwill.  This allocation is preliminary and is subject to change due to several factors including (i) detailed valuations of assets and liabilities which have not been completed as of the date of this proxy statement; and (ii) subsequent changes in the fair values of Anatolia’s assets and liabilities up to the closing date of the merger.

The allocation of the estimated fair value of consideration transferred (based on the closing price of URI’s common stock as of November 2, 2015) to the estimated fair value of the assets acquired and liabilities assumed resulted in the following purchase price allocation adjustments:

(i)             an increase in property, plant and equipment of $13.1 million to reflect the mineral licenses at fair value.

(ii)          an increase in accrued liabilities of $1.3 million which includes: (i) $0.3 million for severance payable to certain of Anatolia’s executives who have employment agreements with Anatolia that contain automatic change in control provisions; and (ii) $1.0 million for estimated transaction costs and expenses incurred by Anatolia related to the Transaction Agreement.  The impact of these severance payments and bonuses was not included in the unaudited pro forma condensed consolidated statements of operations due to their nonrecurring nature.

(c)          To reflect an adjustment of $2.2 million for URI’s estimated costs and expenses of the transaction from July 1, 2015 to the close of the transaction. The impact of the estimated costs and expenses of the Transaction was not included in the unaudited pro forma condensed consolidated statements of operations due to their nonrecurring nature.  Through June 30, 2015, URI incurred transaction costs of $0.9 million and Anatolia had incurred transaction costs of $0.1 million (see Note 5(i)).

(d)         To reflect the estimated increase in URI’s common stock and additional paid-in capital resulting from the issuance of URI shares and options to Anatolia shareholders to effect the arrangement as follows (in thousands, except per share amounts):

URI common stock to be issued	20,516,696
Price per share of URI’s common stock on November 2, 2015	$0.79
Fair value of common stock to be issued	$16,208
Fair value of Anatolia’s options to be exchanged for URI options	2,141
Total fair value of URI equity to be issued	$18,349

Increase in URI’s common stock ($0.001 par value per share)	$21
Increase in URI’s additional paid-in capital	$18,328

(e)          To reflect the elimination of the historical equity balances of Anatolia in accordance with the acquisition method of accounting;

(f)           To reflect the elimination of the loan between URI and Anatolia as an intercompany transaction;

(g)          To reflect the preliminary estimated fair value of the consideration to be received upon closing of the sale of the Roca Honda assets.  The corresponding gain of $4.9 million was not included in the unaudited pro forma condensed consolidated statements of operations as this nonrecurring item is directly attributable to the sale of the Roca Honda assets;

(h)         The financial information for Anatolia contained within the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 is derived from the historical audited consolidated financial statements under IFRS adjusted for the following to derive a comparable reporting period with URI:

(i)             Information for the six-month period ended December 31, 2014 is included in the pro forma financial information for Anatolia; and

(ii)          Information for the six-month period ended December 31, 2013 has not been included in the pro forma financial information for Anatolia

The information for Anatolia and the pro forma adjustments were originally denominated in Australian dollars and have been converted to U.S. dollars based on the average exchange rate of U.S.$1.00 = A$0.7820 for the six months ending June 30, 2015 and on the average exchange rate of U.S.$1.00 = A$0.9032 for the year ending December 31, 2014.

(i)             An adjustment of $1.0 million to general and administrative expenses for transaction related costs incurred in the six months ended June 30, 2015 as they are non-recurring.

6.  Pro Forma Shares Outstanding

The average number of shares used in the computation of pro forma basic and diluted loss per share has been determined as follows:

	Six months ended June 30, 2015	Year ended December 31, 2014
Weighted average shares outstanding of URI	28,183,619	24,282,519
Shares issued to acquire Anatolia	20,516,696	20,516,696
Shares issued to settle transaction costs	1,086,428	1,086,428
Pro forma weighted average shares of URI	49,786,743	45,885,643